Exhibit 99.1

SYSTEMAX REPORTS FOURTH QUARTER 2020 FINANCIAL RESULTS

-Quarterly Sales Increase 23.3% from Prior Year to $273.9 Million; Sales Up 15.8% on an Average Daily Sales Basis-
-Full Year Sales Surpass $1 Billion, Achieving Key Milestone-
-Quarterly Operating Income of $21.1 Million, Up 46.5% from Prior Year; Operating Margin Expands to 7.7%-
- Board Declares $0.16 Dividend, an increase of 14.3% -

PORT WASHINGTON, NY, February 23, 2021 – Systemax Inc. (NYSE: SYX) today announced financial results for the fourth quarter ended December 31, 2020.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$273.9	$222.2	$1,029.0	$946.9
Gross profit	$93.1	$75.0	$356.9	$325.7
Gross margin	34.0%	33.8%	34.7%	34.4%
Operating income from continuing operations	$21.1	$14.4	$84.1	$66.1
Operating margin	7.7%	6.5%	8.2%	7.0%
Net income from continuing operations	$16.4	$11.4	$64.1	$50.0
Net income per diluted share from continuing operations	$0.42	$0.30	$1.68	$1.32

Net income (loss) from discontinued operations	$(0.2)	$0.1	$1.3	$(1.5)
Net income (loss) per diluted share from discontinued operations	$(0.01)	$0.00	$0.03	$(0.04)
*	Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31. For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month. The actual fiscal fourth quarters ended on January 2, 2021 and December 28, 2019, respectively. The fourth quarter of 2020 included 14 weeks and the full year included 53 weeks. The fourth quarter of 2019 included 13 weeks and the full year included 52 weeks.

Fourth Quarter 2020 Financial Summary:

•Consolidated sales increased 23.3% to $273.9 million in U.S. dollars and average daily sales increased 15.8% compared to prior year.
•On a Non-GAAP, average daily sales, constant currency basis, sales increased 15.7% compared to prior year.
•Consolidated operating income grew 46.5% to $21.1 million compared to $14.4 million last year.
•Net income per diluted share from continuing operations increased 40.0% to $0.42.

Year Ended 2020 Financial Summary:

•Consolidated sales increased 8.7% to $1.0 billion in U.S. dollars and average daily sales increased 7.0% compared to prior year.
•On a Non-GAAP, average daily sales, constant currency basis, sales increased 7.0% compared to prior year.
•Consolidated operating income increased 27.2% to $84.1 million compared to $66.1 million last year.
•Net income per diluted share from continuing operations increased 27.3% to $1.68.

Barry Litwin, Chief Executive Officer, said, “We ended 2020 with an impressive fourth quarter financial performance and for the full-year exceeded one billion dollars in revenue, a significant milestone. In the quarter, revenue increased 23% to $274 million with average daily sales growth of more than 15%. Profitability was strong as we delivered year over year improvements in gross margin, SD&A leverage, and operating margin, which resulted in a 46% improvement in fourth quarter operating income. This industry-leading growth reflects the continued execution of our ACE (Accelerating the Customer Experience) strategy and the deliberate and swift actions we took in an unprecedented business environment.”

“We will continue to invest in our growth and believe our strategy has tremendous relevance in the marketplace today. With rapid improvements made to our end-to-end customer experience and the further evolution of our e-commerce platform, we are strengthening our competitive position and see accelerated customer acquisition and retention. As a result, we believe we are well positioned to continue to capitalize on the growth of B2B e-commerce and to capture additional market share in a highly fragmented industrial distribution marketplace. I am pleased with the momentum and excitement we have in the organization and remain optimistic for the remainder of 2021.”

At December 31, 2020, the Company had total working capital of $77.4 million, cash and cash equivalents of $22.4 million and availability under its credit facility of approximately $72.6 million. Operating cash flow generated from continuing operations in the quarter was $25.8 million. The Company’s Board of Directors has declared a cash dividend of $0.16 per share to common stock shareholders of record at the close of business on March 8, 2021, payable on March 15, 2021.  The Company anticipates continuing a regular quarterly dividend in the future.

Earnings Conference Call Details
Systemax Inc. will host a conference call and question and answer session on its fourth quarter 2020 results today, February 23, 2021 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), through its operating subsidiaries, is a provider of industrial products in North America going to market through a system of branded e-Commerce websites and relationship marketers.    The primary brand is Global Industrial.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Any such statements that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections and are not guarantees of future performance.  Forward-looking statements may include, but are not limited to statements regarding: i) projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures; ii) fluctuations in general economic conditions; iii) future operations, such as, plans relating to new distribution facilities, plans for utilizing alternative sources of supply in response to government tariffs and trade actions and/or due to supply chain disruptions arising from the Coronavirus pandemic, and plans for new products or services; iv) plans for acquisition or sale of businesses, including expansion or restructuring plans, such as our exit from and winding down of our sold North American Technology Group ("NATG") operations and European operations; v) financing needs, and compliance with financial covenants in loan agreements; vi) assessments of materiality; vii) predictions of future events and the effects of pending and possible litigation; and viii) assumptions relating to the foregoing. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.
Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: general economic conditions, such as customer inventory levels, interest rates, borrowing ability and economic conditions in the manufacturing industry generally will continue to impact our business; the temporary closing of many businesses, and reduced business activity, during the Coronavirus pandemic has negatively impacted the general economy, and decreased customer purchasing volume, generally, which negatively affected our business and may do so in future quarters until general business activity reaches pre-pandemic levels; the imposition of tariffs and other trade barriers, as well as retaliatory trade measures, have caused us to raise the prices on certain of our products and seek alternate sources of supply, which could negatively impact our sales or disrupt our operations in the future if we are not able to mitigate these measures; increases in freight and shipping costs have from time to time impacted our margins to the extent the increases could not be passed along to customers in a timely manner and may impact our margins again in the future, and factors affecting the shipping and distribution of products imported to the United States by us or our domestic vendors, such as global availability of shipping containers and fuel costs which have and can impact our results as well; our reliance on common carrier delivery services for shipping inventoried merchandise to customers; our reliance on drop ship deliveries directly to customers by our product vendors for products we do not hold in inventory; delays in the timely availability of products from our suppliers could delay receipt of needed product and result in lost sales; in this regard, global supply chains and the timely availability of products, particularly products, or product components used in domestic manufacturing, imported from China and other Asian nations as well as from other countries, have been, and in the future could continue to be adversely affected by allocation restrictions of difficult to source products by our vendors, quarantines, factory slowdowns or shutdowns, border closings and travel restrictions resulting from the Coronavirus pandemic; additionally governmental mandated shutdowns of entities deemed to be non-essential businesses has negatively impacted sales of our products to those businesses and will continue to impact our sales as long as these mandated closures are in place; the extent to which the Coronavirus pandemic continues to impact our operations and financial results will depend on numerous evolving factors including the duration of the pandemic; our ability to keep our distribution centers operating productively and with minimal down time for Coronavirus safety and remediation efforts; governmental actions such as “stay at home” or “shelter in place” regulations or guidelines, that have been and continue to be taken in response to the pandemic; the impact, duration and severity of the pandemic on economic activity; how long it will take to return to more historic levels of economic growth, the effect of the economic downturn on our customers and customer demand for our products; liquidity constraints on our vendors or customers; our ability to maintain available capacity in our distribution operations for stocked inventory and to enable on time shipment and deliveries, such as by timely implementing additional temporary or permanent distribution resources, whether in the form of additional facilities we operate or by outsourcing certain functions to third party distribution and logistics partners; we compete with other companies for recruiting, training, integrating and retaining talented and experienced employees, particularly in markets where we and they have central distribution facilities; this aspect of competition is aggravated by the current tight labor market in the U.S. which is also undergoing competitive changes due to the Coronavirus pandemic; risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; our information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed could have a material adverse effect on us; a data security breach due to our e-commerce, data storage or other information systems being hacked by those seeking to steal Company, vendor, employee or customer information, or due to employee error, resulting in disruption to our operations, litigation and/or loss of reputation or business; managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights from our vendors; meeting credit card industry compliance standards in order to maintain our ability to accept credit cards; rising interest rates, increased borrowing costs or limited credit availability, including our own ability to maintain satisfactory credit arrangements and to renew credit facilities, could impact both our and our customers’ ability to fund purchases and conduct operations in the ordinary course; pending or threatened litigation and investigations, as well as anti-dumping and other government trade and customs proceedings, could adversely affect our business and results of operations; and extreme weather conditions could disrupt our product supply chain and our ability to ship or receive products, which would adversely impact sales.

Investor/Media Contacts:
Mike Smargiassi
The Plunkett Group
212-739-6729
mike@theplunkettgroup.com

SYSTEMAX INC.
Condensed Consolidated Statements of Operations – Unaudited
(In millions, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$273.9	$222.2	$1,029.0	$946.9
Cost of sales	180.8	147.2	672.1	621.2
Gross profit	93.1	75.0	356.9	325.7
Gross margin	34.0%	33.8%	34.7%	34.4%
Selling, distribution and administrative expenses	72.0	60.6	272.8	260.4
Special charges	0.0	0.0	0.0	(0.8)
Operating income from continuing operations	21.1	14.4	84.1	66.1
Operating margin	7.7%	6.5%	8.2%	7.0%
Interest and other expense, net	0.0	0.0	0.1	0.0
Income from continuing operations before income taxes	21.1	14.4	84.0	66.1
Provision for income taxes	4.7	3.0	19.9	16.1
Net income from continuing operations	16.4	11.4	64.1	50.0
Net (loss) income from discontinued operations	(0.2)	0.1	1.3	(1.5)
Net income	$16.2	$11.5	$65.4	$48.5

Net income per common share from continuing operations:
Basic	$0.42	$0.30	$1.69	$1.33
Diluted	$0.42	$0.30	$1.68	$1.32

Net (loss) income per common share from discontinued operations:
Basic	$(0.01)	$0.00	$0.03	$(0.04)
Diluted	$(0.01)	$0.00	$0.03	$(0.04)

Net income per common share:
Basic	$0.41	$0.30	$1.72	$1.29
Diluted	$0.41	$0.30	$1.71	$1.28

Weighted average common and common equivalent shares:
Basic	37.5	37.6	37.5	37.5
Diluted	37.7	37.8	37.7	37.7

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – Unaudited
(In millions)

	December 31,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$22.4	$97.2
Accounts receivable, net	102.3	88.2
Inventories	132.3	112.5
Prepaid expenses and other current assets	6.8	6.4
Total current assets	263.8	304.3
Property, plant and equipment, net	16.6	17.8
Operating lease right-of-use assets	77.3	59.3
Goodwill, intangibles and other assets	17.2	15.5
Total assets	$374.9	$396.9

Current liabilities:
Accounts payable and accrued expenses	$176.1	$149.9
Operating lease liabilities	10.3	9.9
Total current liabilities	186.4	159.8
Deferred tax liability	0.1	0.1
Other liabilities	4.4	2.8
Operating lease liabilities	77.2	58.7
Shareholders’ equity	106.8	175.5
Total liabilities and shareholders’ equity	$374.9	$396.9

SYSTEMAX INC.
Condensed Consolidated Statements of Cash Flows - Unaudited
(In millions)

	Year Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$64.1	$50.0
Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	4.1	4.1
Stock-based compensation	4.7	5.4
Change in working capital	(6.3)	9.1
Other, net	0.7	1.7
Net cash provided by operating activities from continuing operations	67.3	70.3
Net cash provided by (used in) operating activities from discontinued operations	0.9	(1.9)
Net cash provided by operating activities	68.2	68.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2.7)	(6.9)
Net cash used in investing activities	(2.7)	(6.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(134.3)	(261.6)
Stock-based compensation share issuances, net	2.7	2.0
Repurchase of treasury shares	(7.2)	0.0
Net cash used in financing activities from continuing operations	(138.8)	(259.6)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.1	(0.1)

NET DECREASE IN CASH	(73.2)	(198.2)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	97.2	295.4
CASH, CASH EQUIVALENTS AND RESTRICTED CASH – END OF PERIOD	$24.0	$97.2

SYSTEMAX INC.
Consolidated Summary Results – Unaudited
(In millions)

	Quarter ended December 31,			Year Ended December 31,
GAAP:	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
Net sales	$273.9	$222.2	23.3%	$1,029.0	$946.9	8.7%
Average daily sales*	4.2	3.6	15.8%	4.0	3.7	7.0%
Operating income from continuing operations	$21.1	$14.4	46.5%	$84.1	$66.1	27.2%
Operating margin %	7.7%	6.5%		8.2%	7.0%

Non-GAAP:
Average daily sales, constant currency**	$4.1	$3.6	15.7%	$4.0	$3.7	7.0%

*Average daily sales is calculated based upon the number of selling days in each period, with Canadian sales converted to US Dollars using the current year's average exchange rate. In Q4 2020 there were 66 selling days as compared to 62 selling days in Q4 2019. For the year ended December 31, 2020, there were 257 selling days as compared to 253 selling days in 2019.

**Non-GAAP, average daily sales, constant currency is calculated based upon the number of selling days in each period, with Canadian sales converted to US Dollars using the prior year's average exchange rate.